Exhibit 4.1

September 6, 2007

HAPC, INC.

350 Madison Avenue, 20th Floor

New York, New York 10017

Ladies and Gentlemen:

The undersigned (“Subscriber”) hereby tenders this subscription agreement (this “Agreement”) in accordance with and subject to the terms and conditions set forth herein.

1. Subscription.

1.1 The undersigned hereby irrevocably subscribes for and agrees to purchase the number of warrants (the “Warrants”) to purchase the common stock, par value $0.0001 per share (the “Common Stock”) of HAPC, INC., a Delaware corporation (the “Company”) set forth on signature page of this Agreement at a price of Seventy Cents ($0.70) per Warrant.

1.2 Simultaneously with the execution of this Agreement by the undersigned and the Company, the undersigned will make payment to the Company by wire transfer of immediately available funds, in accordance with the instructions set forth on Exhibit A hereto, the full amount of the aggregate purchase price (the “Purchase Price”) of the Warrants as set forth on the signature page of this Agreement for which the undersigned is subscribing.

1.3 Simultaneously with the receipt by the Company of (i) the payment of the Purchase Price and (ii) a copy of this Agreement duly executed by Subscriber, the Warrants so purchased shall be issued and personally delivered to Subscriber.

2. Warrants.

2.1 Each Warrant shall represent the right of Subscriber to purchase from the Company one (1) share of Common Stock at an exercise price of Five Dollars ($5.00) commencing on the later of the Company’s completion of a Business Combination (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation on file with the Secretary of State of the State of Delaware as of the date hereof) or April 11, 2007 and expiring on April 11, 2011 or earlier upon redemption by the Company as described in Section 2.2 below.

2.2 The Company may call the Warrants for redemption in whole and not in part at a price of One Cent ($0.01) per Warrant at any time after the Warrants become exercisable. The Warrants cannot be redeemed unless Subscriber receives written notice not less than thirty (30) days prior to the redemption; and, if, and only if, the reported last sale price of the Common Stock equals or exceeds Eight Dollars and Fifty Cents ($8.50) per share for any twenty (20) trading days within a thirty (30) trading day period ending on the third business day prior to the notice of redemption to Subscriber.

3. Registration Rights. Each of the Company and Subscriber hereby agrees to be bound by the terms, conditions and other provisions of the Registration Rights Agreement dated as of April 11, 2006 by and among the Company and the initial stockholders of the Company (the “Registration Rights Agreement”) with all attendant rights, duties and obligations stated therein, with the same force and effect as if Subscriber were originally named as a party to and executed the Registration Rights Agreement on the date thereof.

4. Representations and Warranties of Subscriber.

The undersigned Subscriber hereby represents, warrants and acknowledges and agrees with the Company as follows:

4.1 This Agreement has been duly executed and delivered by Subscriber and, assuming the due execution and delivery hereof by the Company, constitutes a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms.

4.2 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a default or breach under (i) any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Subscriber is a party, which breach or default would have a material adverse effect on the ability of Subscriber to consummate the transactions contemplated hereby, or (ii) any statute, law, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to Subscriber, which violation would have a material adverse effect on the ability of Subscriber to consummate the transactions contemplated hereby.

4.3 With respect to individual tax and other economic considerations involved in this investment, the undersigned is not relying on the Company (or any agent or representative of the Company). The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned’s professional legal, tax, accounting and financial advisers the suitability of an investment in the Warrants for the undersigned’s particular tax and financial situation and has determined that the Warrants being subscribed for by the undersigned are a suitable investment for the undersigned.

4.4 The undersigned (or his financial advisors, if applicable) has been afforded the opportunity (i) to ask such questions as Subscriber deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Warrants and all such questions have been answered to the full satisfaction of the undersigned and (ii) to obtain such additional information with regard to the Company and the transactions contemplated hereby without unreasonable effort or expense that Subscriber considered necessary in connection with its decision to invest in the Warrants. In connection with the undersigned’s decision to invest in the Warrants, the undersigned has relied on his own independent investigation and analysis.

4.5 The undersigned is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

4.6 The Warrants are being purchased for Subscriber’s own investment and Subscriber has not offered or sold any portion of the Warrants being acquired, nor does Subscriber have any present intention of selling, distributing or otherwise disposing of the Warrants, either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance in violation of the Securities Act.

4.7 In the normal course of its business, the undersigned invests in or purchases securities similar to the Warrants and Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of purchasing the Warrants.

4.8 The undersigned is aware that he may be required to bear the economic risk of an investment in the Warrants for an indefinite period of time and is able to bear such risk for an indefinite period.

5. Transfer Restrictions.

5.1 Subscriber understands and acknowledges that the Warrants have not been registered under the Securities Act or the securities laws of any state of the United States and are being offered only in a transaction not involving any public offering pursuant to exemptions from registration for transactions not involving any public offering in the United States within the meaning of the Securities Act and in compliance with applicable local laws and regulations, and are therefore “restricted securities” within the meaning of Rule 144 under the Securities Act, and that (A) if in the future Subscriber shall decide to reoffer, resell, pledge or otherwise transfer such Warrants, the same may be reoffered, resold, pledged or otherwise transferred only (1) (a) in a transaction meeting the requirements of Rule 144 under the Securities Act or (b) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (2) to the Company or (3) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) Subscriber will, and each subsequent holder is required to, notify any subsequent purchaser from Subscriber of the resale restrictions set forth in (A) above.

5.2 The undersigned understands and agrees that the certificates evidencing the Warrants will, unless otherwise agreed by the Company, bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE

TRANSFERRED EXCEPT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS EVIDENCED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE AND OTHER SECURITIES LAWS.

6. Miscellaneous.

6.1 This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into and to be performed in New York, and shall be binding upon the undersigned, the undersigned’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

6.2 This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.3 This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

[Signature Page Follows]

The undersigned hereby subscribes for [                            ] Warrants of HAPC, INC. at a purchase price of Seventy Cents ($0.70) per Warrant for a Purchase Price of [$                ].

[Purchaser]

The subscription for [                    ] Warrants of HAPC, INC. at a purchase price of Seventy Cents ($0.70) per Warrant for a Purchase Price of [$                ] by [                        ] is accepted this 6th day of September, 2007.

HAPC, INC.

By:
Name:
Title:

Exhibit A

Wire Instructions

HAPC, INC.

350 Madison Avenue, 20th Floor

New York, New York 10017

Bank Account #	716315866
Routing #	263189865
Bank Name	JPMorgan Chase
Bank Address	8870 Tamiami Trail North Naples, FL 34108